Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MasterBrand, Inc. of our report dated August 17, 2022, except for the effects of the Reorganization described in Note 1, as to which the date is October 28, 2022, relating to the financial statements and financial statement schedule, which appears in Amendment No. 2 to the Registration Statement on Form 10 of MasterBrand, Inc.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

December 14, 2022